                                                                     EXHIBIT 5.1



                        Brobeck, Phleger & Harrison LLP
                                 1633 Broadway
                            New York, New York 10019
                              Phone (212) 581-1600
                               Fax (212) 586-7878
                                www.brobeck.com


                                                                 October 3, 2001


DOUBLECLICK INC.
450 West 33rd Street
New York, NY 10001


Re: DoubleClick Inc. Registration Statement on Form S-4 for 3,019,208 shares of common stock


Ladies and Gentlemen:

    We have acted as counsel to DoubleClick Inc., a Delaware corporation (the 'Company'), in connection with the registration by the Company of 3,019,208 shares of the Company's common stock (the 'Shares') pursuant to the Company's Registration Statement on Form S-4 (the 'Registration Statement') filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the 'Act').

    This opinion is being furnished in accordance with the requirements of
Item 21(a) of Form S-4 and Item 601(b)(5)(i) of Regulation S-K.

    We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares and such other instruments, documents or other information as we deemed necessary or appropriate in rendering our opinion. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Registration Statement and the related proxy statement/prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

    We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption 'Legal Matters' in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or
Item 509 of Regulation S-K.

    This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.


                                          Very truly yours,
                                          /s/ Brobeck, Phleger & Harrison LLP


                                          BROBECK, PHLEGER & HARRISON LLP